As filed with the Securities and Exchange Commission on July 21, 2000.
                                                  Registration No. 333-


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                  FORM S-8

         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               PHOTRONICS, INC.
            (Exact name of registrant as specified in its charter)


        CONNECTICUT                                06-0854886
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                  Identification No.)

                        1061 East Indiantown Road
                          Jupiter, Florida                33477
           (Address of Principal Executive Offices)     (Zip Code)


                             PHOTRONICS, INC.
                             2000 STOCK PLAN

                    ALIGN-RITE INTERNATIONAL, INC.
                            STOCK OPTION PLAN

                  ALIGN-RITE INTERNATIONAL LIMITED
                    EMPLOYEE SHARE OPTION SCHEME

                       (Full titles of plans)

                       JEFFREY P. MOONAN, ESQ.
              Senior Vice President, General Counsel
                          PHOTRONICS, INC.
                     1061 East Indiantown Road
                      Jupiter, Florida 33477
             (Name and address of agent for service)

                            (561) 745-1222
  (Telephone number, including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE

                                                 Proposed
                                   Proposed       Maximum          Amount
   Title of          Amount        Maximum       Aggregate           of
Securities to        to be      Offering Price    Offering      Registration
be Registered      Registered     Per Share       Price             Fee
---------------------------------------------------------------------------
Common Stock,      1,000,000      $26.97 (1)     $26,970,000     $ 7,120.08
Par Value           shares
$.01 (2)

Common Stock,        379,867      $ 8.20 (3)     $ 3,114,909      $  822.34
Par Value           shares
$.01 (2)


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"). The Proposed Maximum Offering Price is based on the average of the high and low sale prices of the Common Stock of the Registrant as reported on the NASD National Market on July 19, 2000.

(2) This Registration Statement covers an indeterminate number of additional shares, which may become subject to options as a result of the adjustment provisions of the plan and agreements. The registration fee is calculated only on the stated number of shares.

(3) The proposed maximum offering price per share of $8.20 is the average exercise price of outstanding options to purchase
        379,867 shares granted to employees of Align-Rite
        International, Inc., which options were converted into options to purchase shares of the Registrant's common stock in connection with the Registrant's merger acquisition of Align-Rite International, Inc.

                              EXPLANATORY NOTE

     This Registration Statement is to register shares of the common stock of Photronics, Inc. to be issued and sold pursuant to the above named employee stock plans. Such plans include those of Align-Rite International, Inc. ("Align-Rite"), which Photronics,
Inc. acquired in a merger transaction effective June 7, 2000.
Pursuant to such merger, all outstanding options to purchase shares of the common stock of Align-Rite were converted into options to purchase shares of the common stock of Photronics, Inc., with appropriate adjustment to the number of shares and the exercise price of each assumed option.

     Pursuant to the Note to Part I of Form S-8, the plan information specified by Part I of Form S-8 to be contained in a
Section 10(a) prospectus to be distributed to each plan participant is not being filed with the Securities and Exchange Commission.
Part II contains information required in the Registration Statement pursuant to Part II of Form S-8.


                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following information filed by Photronics, Inc. (the
"Registrant" or "Photronics") with the Securities and Exchange
Commission (the "Commission") is incorporated herein by reference:

     1. The description of the Registrant's common stock included in its Registration Statement on Form 8-A, dated March 31, 1987;
     2. Annual Report on Form 10-K for the fiscal year ended October 31, 1999, as amended;
     3. Quarterly Report on Form 10-Q, for the fiscal quarter ended January 30, 2000;
     4. Quarterly Report on Form 10-Q, for the fiscal quarter ended April 30, 2000;
     5.  Current Report on Form 8-K, dated November 4, 1999;
     6.  Current Report on Form 8-K, dated November 29, 1999;
     7.  Current Report on Form 8-K, dated January 14, 2000;
     8.  Current Report on Form 8-K, dated February 22, 2000;
     9.  Current Report on Form 8-K, dated March 15, 2000;
    10.  Current Report on Form 8-K, dated March 28, 2000;
    11.  Current Report on Form 8-K, dated May 19, 2000;
    12.  Current Report on Form 8-K, dated May 31, 2000;
    13.  Current Report on Form 8-K, dated June 21, 2000;
    14.  Current Report on Form 8-K/A dated June 30, 2000.

    In addition to these reports filed by Photronics, Photronics also hereby incorporates by reference into this Registration Statement, the consolidated financial statements for Align-Rite and the notes thereto contained in Item 8 of Align-Rite's Form 10-K for the fiscal year ended March 31, 1999 filed with the Commission.

     In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable; the class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

     None.

Item 6.  Indemnification of Directors and Officers.

     Under applicable Connecticut law, the Registrant shall provide for indemnification of its directors, officers, employees and agents. Applicable Connecticut law requires the Registrant to indemnify a director against judgements and other expenses of litigation when he is sued by reason of his being a director in any proceeding brought, other than on behalf of the corporation, if a director is successful on the merits in defense, or acted in good faith and in a manner reasonably believed to be in the best interests of the corporation, and in all other cases that his conduct was at least not opposed to the best interests of the corporation, or in a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In a proceeding brought on behalf of a corporation (a derivative action), a director is entitled to be indemnified by the corporation for reasonable expenses of litigation, if the director is finally adjudged not to have breached his duty to the corporation. In addition, a director is entitled to indemnification for both derivative and non-derivative actions, if a court determines, upon application, that the director is fairly and reasonably entitled to be indemnified. Finally, the Registrant maintains director and officer liability insurance which provides insurance for the Registrant's directors and officers in connection with claims brought against them in their capacity as such with the Registrant.

     Article Ninth of the Registrant's Certificate of Incorporation limits directors' monetary liability for actions or omissions made in good faith, which are later determined to be a breach of their duty as directors of the Registrant. Article Ninth does not eliminate or limit a director's liability for breaches of fiduciary duty for actions or omissions which (i) involved a knowing and culpable violation of law; (ii) enabled a director or an associate (as defined in the Act) to receive an improper personal economic gain; (iii) showed a lack of good faith and conscious disregard for his duty as a director under circumstances where the director was aware that his actions created an unjustifiable risk of serious injury to the Registrant; (iv) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of his duty; or (v) involved the improper distribution of Registrant assets to its shareholders or an improper loan to an officer, director or 5% shareholder. Article Ninth also does not preclude suits for equitable relief, such as an injunction, nor would it shield directors from liability for violations of the federal securities laws. Moreover, Article Ninth does not limit the liability of directors for any act or omission that occurred prior to the date the Article became effective and does not limit the potential liability of officer-directors in their capacity as officers.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The exhibits filed as part of this Registration Statement are set forth below in the Exhibits Index.

Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

     A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)   To include any prospectus required by Section
                    10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (or the most recent post-effective ammendment thereto); and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                    provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
                    Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling person of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Brookfield, State of Connecticut, on the 17th day of July, 2000.

                                PHOTRONICS, INC.

                                By /S/ CONSTANTINE S. MACRICOSTAS
                                --------------------------------
                                Constantine S. Macricostas
                                Chairman of the Board


                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Michael J. Yomazzo and Jeffrey P. Moonan, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                               Title                    Date
---------                               -----                    ----

/s/ CONSTANTINE S. MACRICOSTAS     Chairman of the Board of    July 17, 2000
------------------------------     Directors and Director
Constantine S. Macricostas


/s/ MICHAEL J. YOMAZZO             Vice Chairman of the        July 17, 2000
----------------------             Board and Director
Michael J. Yomazzo


/s/ JAMES R. NORTHUP                President (Principal       July 17, 2000
--------------------                Executive Officer)
James R. Northup

Signature                          Title                       Date
---------                          -----                       ----


/s/ JEFFREY P. MOONAN              Executive Vice President    July 17, 2000
---------------------              Finance and Administration
Jeffrey P. Moonan                  (Principal Executive Officer)


/s/ ROBERT J. BOLLO                Vice President/Finance and  July 17, 2000
-------------------                Chief Financial Officer
Robert J. Bollo                    (Principal Financial and
                                   Accounting Officer)


/s/ WALTER M. FIEDEROWICZ          Director                    July 17, 2000
-------------------------
Walter M. Fiederowicz


/s/ JOSEPH A. FIORITA, Jr.         Director                    July 17, 2000
--------------------------
Joseph A. Fiorita, Jr.


/s/ WILLEM D. MARIS                Director                    July 17, 2000
-------------------
Willem D. Maris

                            EXHIBITS INDEX


Exhibit No.                 Description
-----------                 -----------

4.1 Photronics, Inc. 2000 Stock Plan was included as Appendix A to the definitive proxy statement of Photronics, Inc. for its 2000 annual meeting of shareholders filed with the Commission and is incorporated herein by reference.

4.2 The Rules and Ancillary Documentation for the Align-Rite International Limited Employee Share
                            Option Scheme, as amended, was filed
                            as Exhibit 10.14 to the Registration
                            Statement on Form S-1 (File No. 33-
                            91978) of Align-Rite International,
                            Inc. and is incorporated herein
                            by reference.

4.3 Align-Rite International, Inc. Stock Option Plan was filed as Exhibit 10.2 to the Registration Statement on Form S-1 (File No. 33-91978) of Align-Rite International, Inc. and is incorporated herein by reference.

5.1                         Opinion of Jeffrey P. Moonan, Esq.

23.1                        Consent of Deloitte & Touche LLP.

23.2                        Consent of PricewaterhouseCoopers
                            LLP.

23.3                        Consent of Jeffrey P. Moonan, Esq.
                            (contained in Exhibit 5.1).

24.1                        Power of Attorney (contained on the
                            Signature Page of this Registration
                            Statement).